Exhibit 15.2
ArcelorMittal Mining Canada G.P.

CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

I, Melanie Bolduc, an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):

a) certify that I have supervised and validated the preparation of the mineral resource estimates for the Mont-Wright and Fire Lake mines and Mont-Reed deposit.

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and mineral resource estimates for Mont-Wright and Fire Lake mines and Mont-Reed deposit; and

c) consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, mineral resource estimates for the Mont-Wright and Fire Lake mines and Mont-Reed deposit. I certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral resource estimates for each property for which I am responsible.

Dated: February 1st, 2026

/s/ Melanie Bolduc
Melanie Bolduc, P.Eng.
General Manager, Long Term Planning and Technical Services,

ArcelorMittal Mining Canada G.P.
1010, rue De Sérigny, bureau 200
Longueuil (Quebec) J4K 5G7
514-285-1464
Ordre des ingénieurs du Québec (121990)

ArcelorMittal Mining Canada G.P.

CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

I, Celso Reis, an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):

a) certify that I have supervised and validated the preparation of the mineral reserve estimates for the Mont-Wright and Fire Lake mines.

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and mineral reserve estimates for Mont-Wright and Fire Lake mines; and

c) consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, mineral reserve estimates for the Mont-Wright and Fire Lake mines. I certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral reserve estimates for each property for which I am responsible.

Dated: February 23rd, 2026

/s/ Celso Reis
Celso Reis,
Manager, Mine Planning,
MAusIMM (CP)

ArcelorMittal Mining Canada G.P.
1010, rue De Sérigny, bureau 200
Longueuil (Quebec) J4K 5G7
514-216-8943